UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC 28816

(Address of Principal Executive Offices)

(828) 669-2941

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On December 20, 2007, the Company amended two of its committed line of credit facilities to provide for additional amounts available to be drawn. Following these amendments, the Company has committed lines of credit with five banks totaling $185.0 million. $20.6 million was borrowed under the lines of credit at September 29, 2007, resulting in $164.4 million available to be drawn under these lines on a pro-forma basis had these amendments been in place on September 29, 2007. The amended lines of credit mature between October 2008 and November 2010 and have terms similar to those in effect prior to the amendments.

On December 20, 2007, the Company entered into a credit agreement to provide up to $30.0 million of commercial and standby letters of credit. Unused letters of credit totaling $20.1 million were outstanding at September 29, 2007, resulting in $9.9 million available for additional commercial and standby letters of credit on a proforma basis has this agreement been in place on September 29, 2007. The credit agreement matures in December 2008.

The Company is in compliance with all financial covenants related to these credit facilities at September 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: December 26, 2007	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Vice President – Finance and Chief Financial Officer